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THOMPSON COBURN                                  Attorneys at Law

                                                 One Mercantile Center
                                                 St. Louis, Missouri 63101-1693
                                                 314-552-6000
                                                 FAX 314-552-7000



October 4, 1996


Allegiant Bancorp, Inc.
7801 Forsyth Boulevard
St. Louis, Missouri 63144-1401

         Re:  Registration Statement on Form S-8
              ----------------------------------

Gentlemen:

         We refer you to the Registration Statement on Form S-8 to be filed by Allegiant Bancorp, Inc. (the "Company"), on October 4, 1996 (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, pertaining to the proposed issuance by the Company of up to 736,026 shares of the Company's common stock, $.01 par value (the "Shares"), in connection with the Allegiant Bancorp, Inc. 1996 Stock Option Plan, Allegiant Bancorp, Inc. Directors Stock Option Plan, Allegiant Bancorp, Inc. 1994 Stock Option Plan and Allegiant Bancorp, Inc. 1989 Stock Option Plan (collectively the "Plans"). In rendering the opinions set forth herein, we have examined such corporate records of the Company, such laws and such other information as we have deemed relevant, including the Company's Articles of Incorporation, as amended and currently in effect, and By-laws, the resolutions adopted by the Company's Board of Directors relating to the Plans, certificates received from state officials and statements we have received from officers and representatives of the Company. In delivering this opinion, we have assumed the genuineness of all signatures; the authenticity of all documents submitted to us as originals; the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies; the authenticity of the originals of all such latter documents; and the correctness of statements submitted to us by officers and representatives of the Company.

         Based solely on the foregoing, we are of the opinion that:

         1. The Company has been duly incorporated and is validly existing under the laws of the State of Missouri; and

         2. The Shares, when issued pursuant to the Plan, will be duly and validly issued.

         We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,

                                       /s/ Thompson Coburn


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